CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”) is made and entered into this 15th day of February, 2006, by and between ALCHEMY ENTERPRISES, LTD., a corporation organized in the State of Nevada (“AHMY” or “Company”), and UNIVERSAL POWER VEHICLES CORPORATION, a corporation organized in the State of Nevada, (“UPV” or “Consultant”).

Consultant shall serve as an independent contractor of the Company and shall be responsible for rendering services and advice to the Company on the following terms and conditions:

1. SERVICES.

1.01 Consultant shall use their best efforts to render services and advice to the Company as reasonably needed, and, to do and perform all necessary or advisable services or acts to fulfill the duties and obligations required by the terms of this Agreement, subject at all times to the policies set by the Company’s Board of Directors and to the consent of the Board when required by the terms of this Agreement.

1.02 Best Efforts Covenant. Consultant will, to the best of their ability, devote their full professional and business time and best efforts and full cooperation to the performance of their duties for the Company and its subsidiaries and affiliates as follows:

(a)

Delivery from Howard Foote (“Foote”), Elliott Winfield (“Winfield”) and UPV to the Company of an electric power cell system that is determined to be commercially and technologically viable for mass production as proven through a bench demonstration of the electric power cell with an output of 50-78kw (“Triggering Event”).

(b)	Continued development and expansion of the electric power cell system technology for use in all areas of energy storage and usage.

In the event the Triggering Event is not attained within a period of three (3) years from the date of this Agreement due to either (a) a lack of best efforts, (b) abandonment of the project by Messrs. Foote and/or Winfield or (c) termination and/or breach of this Consulting Agreement, UPV, Foote and Winfield, jointly and severally, are responsible for reimbursing AHMY any funds expended by AHMY together with interest on the principal amount accrued at the rate of fifteen percent (15%) per annum (computed on the basis of a 365-day year and the actual days elapsed) beginning three (3) years from the date of this Agreement until paid.

2. TERM. The term of this Agreement shall be for a period of three (3) years (“Term”), beginning on the date this Agreement is executed by the parties (“Effective Date”) unless otherwise provided herein. UPV agrees to retain Foote and Winfield for the term of this Agreement and they will personally perform the Services set forth in Section 1 of this Agreement. This Agreement may be terminated earlier as herein provided. The parties agree that termination of the performance of duties by Consultant under this Agreement does not, under any circumstance, terminate any of the obligations of either party under this Agreement except the obligation of the Company to use the services of Consultant and the obligation of Consultant to provide such services. All other obligations under this Agreement shall be terminated and/or satisfied only as otherwise indicated herein.

3. COMPENSATION.

3.1 COMPENSATION. As compensation for the services to be performed hereunder, the Company shall pay to Consultant a fee in the amount of Two Hundred Thousand Dollars and No Cents ($200,000), less taxes and other normal withholdings (“Compensation”).

3.2 PREPAID COMPENSATION. One-Half of the Compensation ($100,000) shall be paid in advance to Consultant on the Effective Date. The remainder of the Compensation ($100,000) shall be paid in equal monthly installments beginning the seventh (7th) month after the Effective Date.

4. INDEPENDENT CONTRACTOR. The parties agree that:

4.1 No relationship of employer and employee is intended or created by this Agreement. Consultant shall act as an independent contractor and shall have no claim under this Agreement or otherwise against the Company for vacation pay, sick leave, retirement benefits, Social Security, Worker's Compensation, disability or unemployment insurance benefits, or employee benefits of any kind.

4.2 Consultant, as an independent contractor, is responsible for the payment of all federal, state, local and employment taxes that may arise as a result of monies or other benefits paid. In the event that it is finally determined by the proper tax authority that Consultant is not an independent contractor but an employee of the Company, then the Company shall have the right to deduct or withhold from the compensation due to Consultant hereunder any and all sums required for federal income, Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

5. TERMINATION. This Agreement may be terminated as follows:

5.1 On any specified agreed date, if the Company and Consultant shall mutually agree in writing to terminate this Agreement.

5.2 Upon expiration of the term of this Agreement, provided either party gives prior written notice to the other party of that party's decision not to renew this Agreement.

5.3 The Company in its sole discretion may terminate this Agreement immediately upon any of the following:

5.3.1 Foote or Winfield has been disabled for a period of six (6) months. Disability shall be defined as any infirmity that prevents Consultant from being able to perform obligations required under this Agreement.

5.3.2 On the dissolution of Consultant.

5.3.3 The adoption by the Company of a plan to terminate its business and liquidate its assets, or, if the Company is ordered to be liquidated pursuant to a judicial proceeding.

5.3.4 In the event of any merger or consolidation or transfer of assets. The Company's rights, benefits, and obligations hereunder may be assigned to the surviving or resulting corporation or the transferee of the Company's assets.

5.3.5 The insolvency of the Company.

5.3.6 If Consultant fails, refuses or neglects to perform faithfully or diligently the duties of the Agreement, or for any reason that is deemed to be for cause under Arizona law.

5.3.7 If Consultant violates any of the provisions of this Agreement.

5.3.8 If Consultant commits an act of dishonesty, fraud, misrepresentation, or moral turpitude.

6. OBLIGATIONS AFTER TERMINATION. In the event of termination of this Agreement, the Company shall be obligated only to pay for the compensation earned by Consultant prior to termination. Consultant shall remain obligated to comply with the terms of this Agreement and any other arrangement or contract with the Company for the less of a period of one (1) year or the expiration of any enforceable arrangement or contract. During the term of this Agreement and for a period of one (1) year immediately following the termination of this Agreement for any reason, Consultant agrees to the following terms and conditions:

6.1 Consultant shall not directly or indirectly make known to any person, firm, or corporation the names or addresses of any of the customers of the Company or any other information pertaining to them or call on, solicit, take away, or attempt to call on, solicit, or take away any of the customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement, either for himself or for any other person, firm, or corporation.

6.2 Not to engage or participate in any trade or business competing with or similar in nature to the business of the Company, in the States of California and Arizona, for following termination.

7. CONFIDENTIALITY, NON-DISCLOSURE AND NON-COMPETE

7.1 Any and all information, written or oral, relating directly or indirectly to the business, operations, services, facilities, methodologies, technologies, intellectual property, research and development, sources of information, advertising and promotional plans, customers, clients and suppliers of the Company supplied to Consultant, any of the principal executives, management, shareholders or subsidiaries of Consultant, consultants and authorized agents of Consultant by or on behalf of the Company, or otherwise acquired during the course of dealings between the parties or otherwise, shall be deemed "Confidential Information."

7.2 The Company and Consultant acknowledge and agree that Consultant’s services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law and if used in competition with the Company, could cause serious harm to the Company. Accordingly, Consultant agrees that during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, irrespective of the reason for such termination, Consultant, Foote and Winfield will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Consultant, Foote and Winfield will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged or is engaged at the time of Consultant’s termination of this Consulting Agreement, except for the ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded company.

7.3 Contemporaneous with the execution of this Agreement, Consultant will execute and will cause to have Foote and Winfield execute the originals of the Confidentiality and Non-Compete Agreements that are attached as Exhibits A and B that are made a part hereof.

8. BREACH OF RESTRICTIVE COVENANT. In addition to any rights of the Company pursuant to the attached non-compete agreement, if Consultant breaches the foregoing covenant not to compete, either during the term of this Agreement or upon termination, Consultant shall pay the Company, the sum of all revenues lost by the Company as a result of Consultant's diversion of customers in violation of this Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any remedies available to it for Consultant's unauthorized disclosure of such information, including the recovery of damages from Consultant.

9. CORPORATION'S AUTHORITY. Consultant agrees to observe and comply with the rules and regulations of the Corporation, as adopted by the Board of Directors, respecting performance of duties and to carry out and perform orders, directions and policies stated by the Company from time to time either orally or in writing. Consultant understands that the Company shall have final authority over acceptance or refusal of any customer, over the prices to be charged any customer for goods or services sold and over all other matters relating to the business of the Company.

10. GOVERNMENTAL AUTHORITIES. The parties agree that, in connection with the services performed hereunder, they shall each comply with all laws, rules and regulations of all governmental authorities having jurisdiction over the matters relating to this Agreement.

11. HOLD HARMLESS. Each party shall conduct themselves at all times in accordance with the highest standards of professional conduct and responsibility and each hereby indemnifies and saves harmless the other from each and every and all losses, claims, demands, obligations, liabilities, indebtedness and causes of action of every kind, type, nature or description whatsoever, whether known or unknown, as if expressly set forth and described herein, which either party may incur, suffer, become liable for, or which may be asserted or claimed against the other party as a result of the acts, errors or omissions of the other party.

12. MISCELLANEOUS PROVISIONS. The parties agree that the following general provisions shall apply to this Agreement.

13. AGREEMENT TO PERFORM NECESSARY ACTS. Each party to this Agreement agrees to perform any further acts reasonably required under the terms of this Agreement and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

14. AUTHORITY AND EXECUTION. The execution and delivery of this Agreement by each party and performance of the transactions contemplated hereby by such party have been duly authorized on the part of such party, and the person(s) executing this Agreement on behalf of such party have full power and authority to execute the same.

15. ASSIGNMENT. No right or interest in this Agreement shall be assigned by either party without the written permission of the other party and no delegation of any obligation owed or of the performance of any obligation shall be made without the written permission of the parties. Any attempted assignment or delegation shall be wholly void and totally ineffective for all purposes unless made in conformity with this Agreement.

16. SUCCESSORS AND ASSIGNS. Except as provided in the preceding paragraph, this Agreement shall inure to the benefit of and be binding upon the parties hereof, and each of their successors and assigns.

17. WILLS. In the event that any party to this Agreement is an individual, that individual agrees to include in his will or other testamentary instrument a direction and authorization to his/her successor representative to comply with the provisions of this Agreement and to buy or to sell assets in accordance with this Agreement. Notwithstanding the foregoing, however, the failure of any individual to do so shall not affect the validity or enforceability of this Agreement.

18. ENTIRE AGREEMENT. This writing is intended by the parties as a final expression of their Agreement, is intended also as a complete and exclusive statement of the terms of this, the sole and only, Agreement between them, correctly sets forth their obligations to each other as of this date and contains all of the covenants and agreements between the parties with respect to those services. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used in this Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and opportunity for objection. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

19. MODIFICATION. This Agreement or any of its terms cannot be modified, changed, altered, appealed, discharged or terminated except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of any such modification is sought.

20. AMENDMENTS. The provisions of this Agreement may be waived, altered, amended, repealed, or otherwise changed, in whole or in part, only on the written consent of all the parties to this Agreement.

21. EFFECT OF WAIVER. Failure to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of the right or power for all or any other times. Except as otherwise provided herein, no claim of waiver, consent or acquiescence with respect to any provision of this Agreement shall be made against either party except on the basis of a written instrument executed by or on behalf of such party. Any party shall have the unilateral right by written instrument to waive any condition or extend the time for performance of any condition or act to be performed for its benefit or approval, and a waiver of any condition, right or remedy shall not be deemed a waiver of any other condition, right or remedy. The waiver by any party of the performance of any covenant, condition or promise shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision of this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded. The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver or a waiver of any subsequent breach either of the same provision or any other provision of this Agreement.

22. CONSTRUCTION. This Agreement shall be construed as a whole and in accordance with its plain meaning. The organization of this Agreement is for convenience only and shall not be used in construing the meaning of the provisions of this Agreement.

23. SEVERABILITY AND INVALIDITY. It is intended that each provision of this Agreement shall be viewed as separate and divisible. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

24. HEADINGS AND TITLES. The title headings of the respective sections and paragraphs of this Agreement are inserted for convenience and ease of reference only and shall not be deemed to be part of this Agreement or do not define, limit, augment or describe the scope, content or intent of this Agreement or any part or parts of this Agreement.

25. GENDER. When the context in which the words are used in this Agreement indicates that such is the intent, the singular and plural number shall be deemed to include the other, and, the masculine, feminine and neuter genders shall be deemed to include the other.

26. GOVERNING LAW. This Agreement has been executed in the place indicated below and shall be construed in accordance with, and governed by, the laws of the State of Arizona.

27. ARBITRATION OF DISPUTES. Any controversy or claim between the parties arising out of or relating to this Agreement, or the breach thereof, or any claim hereunder, shall be settled by arbitration in the County of Maricopa in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered in any state or federal court having jurisdiction thereof. The fee of the arbitrator or arbitrators shall be borne by the parties in accordance with the Rules of the American Arbitration Association and, insofar as may be feasible, the parties shall designate an experienced arbitrator (or arbitrators) who is knowledgeable of the type contemplated by this Agreement. The parties agree that as between them, this arbitration provision shall not preclude either party from seeking provisional judicial remedies to preserve the status quo.

28. REMEDY FOR BREACH. If either party breaches any provision of this Agreement, the other party shall be entitled, if it so elects, to institute and prosecute proceedings to obtain damages for breach of this Agreement or for any other legal or equitable relief to which it may be entitled at law. It is further agreed that any breach or evasion of any of the terms of this contract by either party hereto will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and/or specific performance, if appropriate, as well as to all other legal or equitable remedies to which such injured party may be entitled hereunder.

29. ATTORNEYS' FEES. If either party files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by court. The "prevailing party" shall be the party who is entitled to recover its costs of suit, whether or not suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to its costs or attorneys' fees.

30. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed fully effective as an original and all of which together shall constitute one and the same instrument.

31. FACSIMILE TRANSMISSION. In the event that any person utilizes a "facsimile" transmission, including but not limited to signed documents, the parties agree to accept the same as if they bore original signatures. The parties hereby agree to provide the other parties, within seventy-two (72) hours of transmission, such facsimile transmitted documents bearing the original signature, if any.

32. NOTICE. All notices, requests, demands, options and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if given personally, or by telephone, telegram, or electronic transmission to the President of the party to whom notice is being given, or, if served personally on the party to whom notice is to be given, or within seventy-two (72) hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and if properly addressed to the party, at its address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

Notices to the Company shall be given as follows:

Alchemy Enterprises, Ltd.
3812 N. Gallatin
Mesa, Arizona 85215
Attn: Harold Sciotto, Chief Executive Officer

or such other address as may be furnished by the Company to Consultant from time to time in writing.

Notices to Consultant shall be given as follows:

Universal Power Vehicles Corp.
53975 Avenida Cortez
La Quinta, CA 92253
Attn: Howard Foote

or other such addresses as may be furnished by Consultant to the Company from time to time in writing.

33. TIME IS OF ESSENCE. Time is expressly declared to be of the essence of this Contract.

34. COMPUTATION OF TIME. All periods of time referred to herein shall include all Saturdays and Sundays and State or National holidays, unless the period of time specifies business days. A business day is any day other than Sunday and State or National holidays. Notwithstanding the foregoing, however, if the date for the last date to perform any act or giving any notice with respect to this Agreement shall fall on a Saturday, Sunday or State or National holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or State or National holiday. The time to perform any act or give any notice shall include twenty-four hours within each day unless expressly provided otherwise.

35. COSTS OF PERFORMANCE. Any party breaching this agreement shall bear and save the other party harmless from all costs and expenses required for securing any court orders, court decrees, court approvals, inheritance tax clearances, and estate tax clearances required to enable the non-breaching party to secure the required performance of the breaching party.

36. REPRESENTATIONS AND WARRANTIES. Each party to this Agreement hereby represents and warrants to the other parties to this Agreement as follows:

36.1 Each party believes the matter set forth in the Recitals to be true and correct;

36.2 Each party has received independent legal advice from its attorneys with respect to the advisability of entering into this Agreement;

36.3 Each party has carefully read this Agreement and understands this Agreement;

36.4 No party has previously assigned, encumbered, or in any manner transferred all or any portion of any claim or right that may be covered by this Agreement;

36.5 No representation, warranty, or promise not expressly set forth in this Agreement has been made by any party to this Agreement or by its agents, representatives, or attorneys with respect to the subject matter of this Agreement and no party has entered into this Agreement on the basis of any such representation, warranty, or promise; and

36.6 This Agreement is not intended to be, and shall not be deemed or construed to be, an admission of liability by any party for any purpose.

                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of February 15, 2006.

ALCHEMY ENTERPRISES, LTD. (“COMPANY”)

Sign:	/s/ Harold Sciotto
Print:	Harold Sciotto
Position:	President
Dated:	February 15, 2006

UNIVERSAL POWER VEHICLES CORP (“CONSULTANT”)

Sign:	/s/ Howard Foote
Print:	Howard Foote
Position:	President
Dated:	February 15, 2006